Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES (SUBJECT TO THE PROVISIONS OF Article 5 BELOW), SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

FORM OF WARRANT TO PURCHASE STOCK

Issuer:	KATAPULT HOLDINGS, INC., a Delaware corporation
Number of Shares:	Up to [________] (as may be adjusted pursuant to Article 2)
Issue Date:	June 12, 2025
Expiration Date:	June 12, 2032

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, [______________________, a ___________ limited partnership]1, or its assignees (“Holder”), is entitled to purchase up to [________] (the “Maximum Warrant Shares”) fully paid and non-assessable shares (the “Shares”) of the common stock, par value $0.0001 per share (“Common Stock”), of Katapult Holdings, Inc., a Delaware corporation (the “Company”), at the Warrant Price of $0.01 per Share, as the same may be adjusted from time to time pursuant to Article 2 of this Warrant (the “Warrant Price”), subject to the provisions and upon the terms and conditions set forth in this Warrant.  This Warrant is one of four warrants issued in connection with that certain Amended and Restated Loan and Security Agreement, dated as of the date hereof, by and among Katapult SPV-1 LLC, Katapult Group, Inc., the Company, Midtown Madison Management LLC, a Delaware limited liability company, as Agent, and the lenders parties thereto from to time as lenders, including Holder (as amended, the “Loan Agreement”).  Any capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

The Agent is also the Holder of a Warrant to Purchase Stock for up to 160,000 shares, issued by the Company on March 6, 2023 (the “Original Warrant”).  This Warrant is in addition to the Original Warrant, which shall remain outstanding and in full force and effect.

The Maximum Warrant Shares shall be exercisable upon the earliest to occur of: (i) the completion of the Requisite Special Stockholder Meeting (regardless of the outcome of the vote); (ii) upon any cancellation or revocation of the Requisite Special Stockholder Meeting; (iii) an Acquisition; (iv) the repayment in full of all Obligations under the Loan Agreement; (v) the occurrence of an Event of Default under the Loan Agreement that has not been waived in accordance with the terms

1 NTD: Each Holder to be filled in.

thereof; (vi) the revocation of any waiver of Existing Defaults in accordance with the terms of the Loan Agreement; or (vii) the date that is six months from the Issue Date.

Article 1.

EXERCISE

1.1              Method of Exercise.  This Warrant is exercisable for any Shares, in whole or in part, at any time and from time to time as set forth above.  Holder may exercise this Warrant by delivering the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the Company in accordance with Section 5.6 (or such other office or agency of the Company as it may designate by notice in writing to the Holder in accordance with Section 5.6).  Unless Holder is exercising the cashless exercise right set forth in Section 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company in an amount equal to the aggregate Warrant Price for the Shares being purchased.

1.2              Cashless Exercise.  In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time exercise this Warrant for any Shares, in whole or in part, at any time and from time to time as set forth above, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Shares determined in accordance with the following equation:

X	= (A - B) x C
A

where

X	= the number of Shares purchasable upon a “cashless exercise” of the Warrant pursuant to the provisions of this Section 1.2;

A	= the Fair Market Value (defined below) per share of Common Stock on the Determination Date (defined below) for the “cashless exercise”;

B	= the Warrant Price for one Share under this Warrant; and

C	= the number of Shares as to which this Warrant is being exercised pursuant to the provisions of this Article 1.

If the foregoing calculation results in a negative number or zero, then no Shares shall be issued upon a “cashless exercise” pursuant to this Section 1.2.  If the Holder does not agree with the Fair Market Value per share ultimately determined pursuant to Section 1.3(b) or Section 1.3(c), the Holder may, in its sole discretion (i) rescind the “cashless exercise”, (ii) pay the aggregate Warrant Price in the form of, at the Holder’s option, (1) a check payable to the Company or (2) a wire transfer of funds to an account designated by the Company, or (iii) proceed with the “cashless exercise” at the Fair Market Value per Share so determined.  In the event that, upon the Expiration

Date or other termination of this Warrant, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to this Section 1.2 as to all Shares (or such other securities) for which it shall not previously have been exercised.

1.3              Fair Market Value.  For purposes of this Warrant, the “Fair Market Value” of a Share as of a particular date (the “Determination Date”) shall mean:

(a)               If on the Determination Date the Common Stock is then publicly listed or quoted on one or more securities exchanges, inter-dealer quotation systems or over-the-counter markets, the Fair Market Value of a Share shall be the closing price per share of Common Stock reported on the principal such exchange, system or market for the Determination Date.

(b)               If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then the Fair Market Value of a Share shall be equal to all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, assuming for the purposes of this clause (b) that all of the shares of Common Stock then issuable upon exercise of all in-the-money options, warrants and other exercisable or convertible rights or other securities are outstanding at the Determination Date.

(c)               If on the Determination Date the Common Stock is not then publicly listed or quoted on one or more securities exchanges, inter-dealer quotation systems or over-the-counter markets, then the Board of Directors of the Company (the “Board”) shall determine the Fair Market Value of a Share for the Determination Date in its reasonable good faith judgment; provided, however, if Holder advises the Board in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation.  If the valuation of such investment banking firm results in a Fair Market Value per Share that is more than 5% greater than that determined by the Board, then all fees and expenses of such investment banking firm shall be paid by the Company.  In all other circumstances, such fees and expenses of such investment banking firm shall be paid by Holder.

(d)               For purposes of the last sentence of Section 1.2, the Determination Date shall be the Expiration Date or other date of termination of this Warrant, as the case may be.  For purposes of Section 1.6, the Determination Date shall be the closing date or effective date, as the case may be, of the applicable Cash/Public Acquisition.  In any other “cashless exercise,” the Determination Date shall be the business day immediately before Holder delivers this Warrant together with its Notice of Exercise and, if applicable, payment of the aggregate Warrant Price to the Company.

1.4              Delivery of Shares and New Warrant.  On or before the first (1st) trading day following the date on which the Company has received the applicable Notice of Exercise and, if applicable, payment of the aggregate Warrant Price, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Notice of Exercise to the Holder and the Company’s transfer agent (the “Transfer Agent”). The Company shall use commercially reasonable efforts to issue in uncertificated book-entry form the number of Shares to which the Holder shall be entitled on or before the third (3rd) business day following the date on which the Holder has delivered the applicable Notice of Exercise and, if applicable, payment of the Warrant Price, and evidence thereof shall be promptly delivered by the Transfer Agent to the Holder. If requested by the Holder, the Company shall issue and deliver to the applicable address as specified in the Notice of Exercise, a certificate, registered in the name of the applicable Holder or its designee, for the number of Shares to which the Holder shall be entitled. Any certificate representing Shares, or any Shares issued in book-entry form, shall bear, in addition to any other legends as may be required by law or by the Transfer Agent, the legend set forth below, in the case of certificates, or notation to a similar effect on the stock register, in the case of book-entry Shares.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

As of the close of business on the date of delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Shares with respect to which this Warrant has been exercised, irrespective of the date such Shares are issued to the Holder in book-entry form or the date of delivery of the certificates evidencing such Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise and the number of Shares represented by this Warrant submitted for exercise is greater than the number of Shares being acquired upon an exercise, then the Company shall, at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Shares issuable immediately prior to such exercise under this Warrant, less the number of Shares with respect to which this Warrant is exercised, using its commercially reasonable efforts to do so within three (3) trading days after the relevant exercise (provided that such issuance of a new Warrant shall not be a precondition to exercising this Warrant in respect of the balance of Shares issuable hereunder). The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Shares upon exercise of this Warrant, unless such taxes, costs or expenses are due because the Holder requests such Shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay only any incremental amount with respect to such tax, cost or expense (with the Company remaining responsible for any and all transfer, stamp and similar taxes, costs and expenses that would be payable with respect to such issuance and delivery that would be payable with respect to the issuance and delivery of such Shares had the recipient had been such Holder).

1.5              Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver a replacement Warrant.

1.6              Sale, Merger, or Consolidation of the Company.  For the purpose of this Warrant, “Acquisition” means any sale or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation or merger of the Company where the holders of the Company’s voting securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.  Upon the closing of any Acquisition, the successor entity, if other than the Company, shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing, and the Warrant Price shall be adjusted accordingly; provided, however, that (i) in the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities (as defined below) or solely a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the Fair Market Value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then (A) this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 1.2 above as to all Shares for which it has not been previously exercised effective immediately prior to and contingent upon the consummation of such Cash/Public Acquisition and (B) in connection with such cashless exercise, Holder shall be deemed to have restated each of the representations and warranties in Article 4 of this Warrant as the date thereof (which representations and warranties shall also pertain, as applicable, to the applicable Marketable Securities as well as the issuer thereof) and the Company shall promptly notify the Holder of the number of Shares (or such other Marketable Securities) issued upon exercise, and (ii) in the event of a Cash/Public Acquisition where the Fair Market Value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.  “Marketable Securities” means securities meeting all of the following requirements: (1) the issuer thereof is then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (2) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (3) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

1.7              [Reserved.]

Article 2.

ADJUSTMENTS TO THE SHARES.

2.1              Stock Dividends, Splits, Etc.   If the Company, at any time while this Warrant is outstanding: (a) pays a dividend on the Shares payable in Common Stock, (b) subdivides the outstanding Shares into a greater number of Shares, (c) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (d) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case (i) the Warrant Price will be adjusted by multiplying the Warrant Price then in effect by a fraction, the numerator of which equals the number of shares of Common Stock outstanding immediately prior to such event (excluding treasury shares, if any), and the denominator of which equals the number of shares of Common Stock outstanding immediately after such event (excluding treasury shares, if any), and (ii) the number of Shares issuable hereunder shall be concurrently adjusted by multiplying such number by the reciprocal of such fraction.  Such adjustments will take effect on the effective date of such dividend, subdivision, combination or issuance by reclassification, as the case may be. The provisions of this Section 2.1 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, recapitalizations and reorganizations. Without limiting any adjustment required to be made to the number of Shares issuable hereunder, if an adjustment in the Warrant Price otherwise required to be made hereunder would reduce the Warrant Price to an amount below the par value of the Common Stock, then such adjustment in the Warrant Price made hereunder shall reduce the Warrant Price to the par value (if any) of the Common Stock, and in no event shall the Warrant Price be adjusted to be lower than such par value.

2.2              No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment.  If the Company takes any action, a purpose of which is to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, the Warrant Price shall be adjusted downward and the number of Shares issuable upon the exercise of this Warrant shall be adjusted upward in such a manner that such action is offset and the aggregate Warrant Price of this Warrant is unchanged.

2.3              Fractional Shares.  No fractional Shares shall be issuable upon exercise of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a full Share.

2.4              Certificate as to Adjustments.  Upon any adjustment pursuant to this Article 2, including any adjustments to the Warrant Price or number of Shares that are exercisable under this Warrant, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its officer setting forth such adjustment and the facts upon which such adjustment is based.

Article 3.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

3.1              Representations and Warranties.  The Company represents and warrants to the Holder as follows:

(a)               The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)               This Warrant constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.  All corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant and the issuance of the Shares upon exercise of this Warrant.

(c)               All Shares which may be issued upon the exercise of this Warrant shall at all times during the term hereof and prior to exercise in full hereof be duly reserved out of the Company’s authorized and unissued capital stock for issuance upon exercise hereof and shall, upon issuance, be duly and validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(d)               The Maximum Warrant Shares underlying this Warrant, together with the Maximum Warrant Shares underlying each of the warrants issued to [______________________]2 on the Issue Date, collectively represent 7.5% of the Company’s capitalization, calculated on and as of the Issue Date hereof on a fully-diluted, Common Stock-equivalent basis assuming (i) the conversion into Common Stock of all outstanding securities and instruments (including, without limitation, securities deemed to be outstanding pursuant to clause (ii) of this Section 3.1(d)) convertible by their terms into shares of Common Stock (regardless of whether such securities or instruments are by their terms now so convertible or in-the-money), (ii) the exercise in full of all outstanding options, convertible notes, warrants (including, without limitation, this Warrant) and other rights to purchase or acquire shares of Common Stock or securities exercisable for or convertible into shares of Common Stock (regardless of whether such options, convertible notes, warrants or other rights to purchase or acquire are by their terms now exercisable or in-the-money); and (iii) the inclusion of all shares of Common Stock reserved for issuance under all of the Company’s incentive stock and stock option plans and not now subject to outstanding grants or options.

2 NTD: either other Holder to be filled in.

3.2              No Shareholder Rights; Preemptive Rights.  Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.  The Shares for which this Warrant is exercisable shall at all times be free from preemptive rights and any other rights (or the Company shall have received a valid waiver from all such holders of any such rights) that would prevent the exercise of this Warrant in full by the Holder.

3.3              Valid Issuance.  The Company shall take all steps necessary to ensure that all Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free of any liens and encumbrances, and issued to the Holder without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or similar quotation system upon which the Shares may be listed, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.4              Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon its capital stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of Common Stock; or (d) to consummate any Acquisition, or to liquidate, dissolve or wind up the Company, then, in connection with each such event, the Company shall give Holder (1) in the case of the matters referred to in clauses (a) and (b) above at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in clauses (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

3.5              Information Rights.  So long as Holder holds this Warrant and/or any of the Shares, the Company shall deliver to Holder (i) promptly, copies of all notices or other written communications to which Holder would be entitled if it held Shares as to which this Warrant was then exercisable, and (ii) within 45 days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements and within 90 days after the end of each fiscal year, the Company’s annual, audited financial statements; provided, however, that with regard to annual meeting proxy statements and clause (ii) of this Section 3.5, it is understood and agreed that there shall be no such delivery requirement with respect to any such proxy statements or financial statements if such documents are available on EDGAR.

Article 4.

REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1              Purchase for Own Account.  This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are not being acquired with a view to the public resale or distribution of such securities in violation of applicable securities laws.  Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2              Disclosure of Information.  Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3              Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4              Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.5              The Securities Act.  Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

Article 5.

MISCELLANEOUS.

5.1             Term.  This Warrant is exercisable for any Shares in whole or in part at any time and from time to time as set forth above on and after the Issue Date and on or before the Expiration Date.

5.2            Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE

TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3            Compliance with Securities Laws on Transfer.  This Warrant and/or the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee, and in connection with any proposed transfer of this Warrant or the Shares to any Person other than an Affiliate of the Holder, the transferor shall, if reasonably requested by the Company, deliver a legal opinion of counsel to the transferor (at the transferor’s expense).

5.4            Registration Rights.  The Shares shall carry the registration rights as set forth on Exhibit L to the Loan Agreement.

5.5            Transfer Procedure.  Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

5.6             Notices.  All notices and other communications from the Company to the Holder, or vice versa, shall be in writing and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail or by overnight courier, postage prepaid (or on the first business day after transmission by email), at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such holder from time to time.

All notices to Holder shall be addressed as follows until the Company receives notice of a change in address in accordance with this Section 5.6:

[_______________________________]

c/o Midtown Madison Management LLC

One Rockefeller Plaza, 32nd Floor

New York, NY 10020

Attention:  David Aidi

Telephone:  212-201-1912

Facsimile:  917-464-7350

Email:  david.aidi@blueowl.com

With a copy to:

One Arts Plaza, 1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attention: Matthew Fontane

Telephone: 214-964-9454

Email: matthew.fontane@hklaw.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address in accordance with this Section 5.6:

Katapult Holdings, Inc.
5360 Legacy Drive, Building 2
Plano, Texas 75024
Attention: Derek Medlin

Telephone: +1(857) 488-5689

Email: derek@katapult.com

5.7              Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.8              Attorney’s Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.9              Counterparts; Electronic Signatures.  This Warrant may be executed in counterparts with the same effect as if all parties had executed the same document.  All counterparts shall be construed together and shall constitute a single agreement.  Further, the parties hereto consent and agree that this Warrant may be signed and/or transmitted by e-mail of any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the parties hereto and reasonably available at no undue burden or expense. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.  No party hereto shall raise the use of e-mail or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of e-mail or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

5.10          Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

5.11          Provisions for the Benefit of the Lenders.  Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of Holder or its Affiliates (as defined in the Loan Agreement) in their respective capacities as Agent or Lender under the Loan Agreement to the Company or any of the Company’s subsidiaries pursuant to the Loan Agreement, or any other agreements or instruments entered into in connection therewith.  Without limiting the generality of the foregoing, neither Holder nor any of its Affiliates in exercising their respective rights as Agent or Lender will have any duty to consider (a) their respective status as a direct or indirect stockholder of the Company and the Company’s subsidiaries, (b) the direct or indirect ownership of the Shares, or (c) any duty it may have to any other direct or indirect stockholder of the Company and the Company’s subsidiaries, except as may be required under the applicable Loan Documents.

5.12          Severability.  If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

5.13          Tax Treatment. The Warrant is intended to be treated (i) as stock for U.S. federal income tax purposes and (ii) as issued together with the Term Loans (as defined in the Loan Agreement) as part of an “investment unit” as described in Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended.  Pursuant to Treasury Regulation Section 1.1273-2(h), for U.S. federal, state and local income tax purposes, the issue price of such investment unit will be allocated between the Term Loans made pursuant to the Loan Agreement and the Warrant based on their respective relative fair market values and the fair market value of the Warrant shall be the last reported sale price of the Maximum Warrant Shares on the Nasdaq Stock Market on the Issue Date.  No party hereto shall take any position on a tax return, report or declaration inconsistent with either of the above clauses of this Section 5.13, unless otherwise required by applicable law.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the day and year first above written.

COMPANY:

KATAPULT HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Warrant]

HOLDER:

[_______________________________]

By:
Name:
Title: Authorized Signatory

[Signature Page to Warrant]

APPENDIX 1

NOTICE OF EXERCISE

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ ________ Shares covered by such Warrant.

___ The undersigned herewith makes payment of the full purchase price for such Shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

___ $__________ in lawful money of the United States; and/or

___ the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Section 1.2, to exercise this Warrant with respect to _______ Shares (using a Fair Market Value of $_______ per Share for purposes of this calculation) purchasable pursuant to the cashless exercise procedure set forth in Section 1.2.

The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to ___________________________________________________ whose address is ___________________________________________________________________________________________________________________________________________.

By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

Appendix 1-1